    As filed with the Securities and Exchange Commission on April 26, 2001
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________

                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)

                  Delaware                          13-3464527
       State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)          Identification No.)

                                ______________

  175 Derby Street, Suite 36, Hingham, MA           02043
 (Address of Principal Executive Offices)        (Zip Code)

                                ______________

            Occupational Health + Rehabilitation Inc 1998 Stock Plan
                            (Full title of the plan)

                                ______________

                               John C. Garbarino
                     President and Chief Executive Officer
                   Occupational Health + Rehabilitation Inc
                          175 Derby Street, Suite 36
                              Hingham, MA  02043
                    (Name and address of agent for service)

                                ______________

                                 (781) 741-5175
         (Telephone number, including area code, of agent for service)

                                ______________

                                    Copy to:

                             Donna L. Brooks, Esq.
                             Shipman & Goodwin LLP
                                One American Row
                          Hartford, Connecticut 06103
                                 (860) 251-5000

                                           CALCULATION  OF REGISTRATION FEE
=========================================================================================================================
                                                                                Proposed
                                                         Proposed                maximum
   Title of securities          Amount to be         maximum offering      aggregate offering           Amount of
     to be registered            registered         price per unit (1)          price (1)            registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001........................            154,000         $2.4875                $383,075                  $95.77
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the bid and ask price per share of $2.4875 on April 23, 2001 as reported on the OTC Board Bulletin.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-61997, filed August 21, 1998, and Registration Statement No. 333-33948, filed April 4, 2000.
================================================================================


                         STATEMENT PURSUANT TO GENERAL
                           INSTRUCTION E OF FORM S-8

     This registration statement relates to the registration of additional shares of Common Stock, par value $0.001 per share, of Occupational Health + Rehabilitation Inc, the same class of securities as registered on Forms S-8 for Occupational Health + Rehabilitation Inc 1998 Stock Plan, File No. 333-61997 and File No. 333-33948. The contents of the prior Registration Statements are incorporated in this registration statement by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hingham, Commonwealth of Massachusetts, on April 26, 2001.

                             OCCUPATIONAL HEALTH + REHABILITATION INC


                             By: /s/ John C. Garbarino
                                -----------------------------------
                                John C. Garbarino,
                                President and Chief Executive Officer

                                POWER OF ATTORNEY

     Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John C. Garbarino his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                             ____________________

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                     Title                             Date
                   ---------                                     -----                             ----
             /s/ John C. Garbarino                 President and Chief Executive Officer       April 26, 2001
-----------------------------------------------        (principal executive officer)
                 John C. Garbarino

                /s/ Keith G. Frey                  Chief Financial Officer and Secretary       April 26, 2001
 ----------------------------------------------       (principal financial officer)
                    Keith G. Frey

             /s/ Janice M. Goguen                  Vice President, Finance and                 April 26, 2001
-----------------------------------------------       Controller (principal accounting
                 Janice M. Goguen                     officer)


              /s/ Edward L. Cahill                 Director                                    April 17, 2001
-----------------------------------------------
                  Edward L. Cahill

             /s/ Kevin J. Dougherty                Director                                    April 26, 2001
-----------------------------------------------
                 Kevin J. Dougherty

              /s/ Angus M. Duthie                 Director                            April 16, 2001
-----------------------------------------------
                  Angus M. Duthie

            /s/ Steven W. Garfinkle               Director                            April 20, 2001
-----------------------------------------------
                Stevn W. Garfinkle

              /s/ Donald W. Hughes                Director                            April 26, 2001
-----------------------------------------------
                  Donald W. Hughes

               /s/ Frank H. Leone                 Director                            April 20, 2001
-----------------------------------------------
                   Frank H. Leone

                                 Exhibit Index
                                 -------------


Exhibit No.                            Description
----------                             -----------

    5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

   23.1        Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

   23.2        Consent of Ernst & Young LLP.

   23.3        Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (included in the signature page of this registration statement).

   99.1 Occupational Health + Rehabilitation Inc 1998 Stock Plan, as amended.